As filed with the Securities and Exchange Commission on January 6, 2022.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CinCor Pharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	2834	36-4931245
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

200 Clarendon Street, 6th Floor

Boston, MA 02116

(844) 531-1834

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Marc de Garidel

Chief Executive Officer

CinCor Pharma, Inc.

200 Clarendon Street, 6th Floor

Boston, MA 02116

(844) 531-1834

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Ryan Sansom Divakar Gupta Courtney T. Thorne Cooley LLP 500 Boylston Street Boston, MA 02116 (617) 937-2300	Lisa Firenze Ryan S. Brewer Wilmer Cutler Pickering Hale & Dorr LLP 7 World Trade Center 250 Greenwich Street New York, NY 10007 (212) 230-8800

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ (333-261738)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to be registered (1)	Proposed maximum offering price per share (2)(3)	Proposed maximum aggregate offering price (3)	Amount of registration fee
Common Stock, $0.00001 par value per share	1,265,000	$16.00	$20,240,000	$1,877

(1)

Represents only the additional number of shares being registered and includes 165,000 shares of common stock issuable upon exercise of the underwriters’ option to purchase additional shares to cover over-allotments, if any. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1 (File No. 333-261738).

(2)

The registration fee is calculated in accordance with Rule 457(a) under the Securities Act of 1933, as amended, based on the proposed maximum aggregate offering price. The registrant previously registered securities at an aggregate offering price not to exceed $215,050,000 on a Registration Statement on Form S-1 (File No. 333-261738), which was declared effective by the Securities and Exchange Commission on January 6, 2022.

(3)

In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $20,240,000 is hereby registered, which includes shares issuable upon the exercise of the underwriters’ option to purchase additional shares.

This Registration Statement shall become effective upon filing in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), for the sole purpose of increasing the aggregate number of shares of common stock offered by CinCor Pharma, Inc. (the “Registrant”) by 1,265,000 shares, 165,000 of which are subject to purchase upon exercise of the underwriters’ option to purchase additional shares of the Registrant’s common stock. The contents of the Registration Statement on Form S-1, as amended (File No. 333-261738), filed by the Registrant with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act, which was declared effective by the Commission on January 6, 2022, are incorporated by reference into this Registration Statement.

The required opinion and consents are listed on the Exhibit Index attached hereto and filed herewith.

Exhibit Index

Exhibit Number	Description of Exhibit

5.1	Opinion of Cooley LLP.

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm.

23.2	Consent of Cooley LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on the signature page of the Registration Statement on Form S-1 (File No. 261738), originally filed with the Commission on December 17, 2021 and incorporated herein by reference).

*	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Boston, Massachusetts, on this 6th day of January, 2022.

CINCOR PHARMA, INC.

By:	/s/ Marc de Garidel
Marc de Garidel
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Marc de Garidel Marc de Garidel	Chief Executive Officer and Director (Principal Executive Officer)	January 6, 2022

/s/ Mary Theresa Coelho, M.B.A. Mary Theresa Coelho, M.B.A	Chief Financial Officer and Chief Business Development Officer (Principal Financial and Accounting Officer)	January 6, 2022

* James I. Healy, M.D., Ph.D.	Director and Chairman of the Board	January 6, 2022

* David Allison, Ph.D.	Director	January 6, 2022

* Maina Bhaman, M.B.A.	Director	January 6, 2022

* Troy Ignelzi	Director	January 6, 2022

* Jason Pitts, Ph.D.	Director	January 6, 2022

* John F. Thero	Director	January 6, 2022

*By:	/s/ Marc de Garidel
Marc de Garidel
Attorney-in-fact